Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 23, 2023, relating to the financial statements and supplemental schedule of the National Grid USA Companies’ Incentive Thrift Plan appearing in this Annual Report on Form 11-K of the National Grid USA Companies’ Incentive Thrift Plan for the year ended December 31, 2022.

/s/DELOITTE & TOUCHE LLP

New York, New York

June 23, 2023

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-33094, 333-97249, and 333-149828) on Form S-8 of our report, dated June 24, 2022, with respect to the statement of net assets available for benefits as of December 31, 2021, appearing in the Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen

CliftonLarsonAllen LLP

Minneapolis, Minnesota

June 23, 2023